Exhibit 99.1

News Release

RAYONIER COMPLETES SALE OF NEW ZEALAND BUSINESS TO THE ROHATYN GROUP
WILDLIGHT, Fla. – June 30, 2025 – Rayonier Inc. (“Rayonier”) (NYSE:RYN) today announced the completion of the previously announced sale of entities holding its 77% interest in the New Zealand joint venture to a special purpose vehicle owned by an investment fund managed by The Rohatyn Group (“TRG”), a global asset manager specializing in emerging markets and real assets, for a purchase price of $710 million. Net proceeds to Rayonier, after adjusting for estimated net debt, working capital, transaction costs, and other closing adjustments, are expected to be $699 million.
Rayonier continues to anticipate using at least 50% of the proceeds to reduce leverage and/or return capital to shareholders through special dividends and share repurchases. Remaining proceeds are expected to be deployed opportunistically to fund other capital allocation priorities, including additional share buybacks and/or potential reinvestment into synergistic acquisitions. Rayonier continues to expect a special dividend for 2025 of $1.00 to $1.40 per share, which will be paid in a combination of cash and shares (details to be announced later this year). During the second quarter, Rayonier repurchased ~1.5 million shares for ~$35 million in total. As of June 30, 2025, the company had ~$262 million remaining under its current share repurchase authorization.
Rayonier had previously reclassified its New Zealand business to discontinued operations on its consolidated financial statements, and the updated financial outlook provided in conjunction with the company’s first quarter results on April 30 excluded contributions from the New Zealand business.
“We have now completed roughly $1.45 billion of dispositions since introducing our asset disposition and capital structure realignment plan in November 2023—significantly exceeding the original $1 billion target,” said Mark McHugh, President and Chief Executive Officer of Rayonier. “The success of this plan has allowed us to achieve our new leverage target in a manner that has been accretive to both CAD* and NAV per share, as well as better position Rayonier to create long-term value for our shareholders going forward.”
“We want to extend our gratitude to the team in New Zealand, which has done an outstanding job in managing these highly productive assets, and we are pleased to transfer the stewardship of this business to TRG, a well-regarded manager of forestry assets in the region,” added McHugh.

About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States. As of March 31, 2025, Rayonier owned or leased under long-term agreements approximately 2.5 million acres of timberlands located in the U.S. South (1.75 million acres), U.S. Pacific Northwest (308,000 acres) and New Zealand (412,000 acres). On June 30, 2025, the
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

company completed the previously announced sale of the entirety of its New Zealand assets. More information is available at www.rayonier.com.

About TRG
Founded in 2002, TRG is an investment management firm specializing in emerging markets and real assets. Headquartered in New York, the firm is comprised of ~150 professionals based in 16 countries across North and South America, Europe, the Middle East, Africa, India, Southeast Asia, and Oceania.
TRG Forestry & Agriculture (formerly the business of GMO Renewable Resources) is comprised of a seasoned team of land investment professionals and is dedicated to the acquisition and management of diversified portfolios of timberland and/or farmland for the benefit of its clients. Employing a value-oriented approach, TRG seeks to invest in assets at prices reflecting biological yield potential. The team focuses on properties in lower-risk geographies where commercial forestry and agriculture are well-developed and good title, high-quality management, and adequate infrastructure are available.
For more information, please visit www.rohatyngroup.com.

Forward-Looking Statements –
Certain statements in this press release regarding anticipated financial and other benefits of Rayonier’s business strategies, including the sale of the entities holding its interest in the New Zealand joint venture, the anticipated use of proceeds, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: Rayonier’s ability to realize the anticipated benefits from the sale, the cyclical and competitive nature of the industries in which Rayonier operates; fluctuations in demand for, or supply of, Rayonier’s forest products and real estate offerings, including any downturn in the housing market; entry of new competitors into Rayonier’s markets; changes in global economic conditions and world events, including the war in Ukraine and heightened tensions in the Middle East; business disruptions arising from public health crises and outbreaks of communicable diseases; fluctuations in demand for Rayonier’s products in Asia, and especially China; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging, trucking and ocean freight services; the geographic concentration of a significant portion of Rayonier’s timberland; Rayonier’s ability to identify, finance and complete acquisitions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact Rayonier’s ability to conduct its business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect Rayonier’s timberlands and the production, distribution and availability of its products; interest rate and currency movements; Rayonier’s capacity to incur additional debt; changes in tariffs, taxes or treaties relating to the import and export of Rayonier’s products or those of its customers and competitors; changes in key management and personnel; Rayonier’s ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment; the cyclical nature of the real estate business generally; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, which also may be affected by changes in law, policy and political factors beyond Rayonier’s control; unexpected delays in the entry into or closing of real estate transactions; changes in environmental laws and regulations that may restrict or adversely impact Rayonier’s ability to sell or develop properties; the timing of construction and availability of public infrastructure; and the availability and cost of financing for real estate development and mortgage loans.

For additional factors that could impact future results, please see Item 1A - Risk Factors in Rayonier’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and Rayonier undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures Rayonier makes on related subjects in its subsequent reports filed with the SEC.

*Non-GAAP Financial Measures – To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier has presented certain forward-looking non-GAAP measures, including “cash available for distribution.” This non-GAAP financial measure is derived by excluding certain capital spending (excluding timberland acquisitions and real estate development investments) and work capital and other balance sheet changes from cash provided by operating activities. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon a number of factors in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. Rayonier is unable to present a quantitative reconciliation of this forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, Rayonier believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. This non-GAAP financial measure is a preliminary estimate and is subject to risks and uncertainties. Rayonier’s definition of this non-GAAP measure may differ from any similarly titled measure used by others. This non-GAAP measure should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Investors/Media: Collin Mings, investorrelations@rayonier.com, 904-357-9100

Source: Rayonier Inc